Exhibit 1
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                           Joint Filing Agreement
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The undersigned agree that the foregoing Statement on Schedule 13D is being filed with the Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

Dated:  June 8, 2001

                            CARL R. POHLAD REVOCABLE TRUST NO. 2 CREATED
                            U/A DATED 5/28/93, AS AMENDED

                            By:   /s/ Carl R. Pohlad
                               -----------------------------------------------
                            Name:      Carl R. Pohlad
                            Title:     Trustee


                            JAMES O. POHLAD

                            By:   /s/ James O. Pohlad
                                ----------------------------------------------
                            Name:      James O. Pohlad


                            ROBERT C. POHLAD

                            By:   /s/ Robert C. Pohlad
                               -----------------------------------------------
                            Name:      Robert C. Pohlad


                            WILLIAM M. POHLAD

                            By:   /s/ William M. Pohlad
                               -----------------------------------------------
                            Name:      William M. Pohlad


                            RAYMOND W. ZEHR, JR.

                            By:   /s/ Raymond W. Zehr, Jr.
                               -------------------------- --------------------
                            Name:      Raymond W. Zehr, Jr.


                            DONALD E. BENSON


                            By:   /s/ Donald E. Benson
                               -----------------------------------------------
                            Name:      Donald E. Benson